UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

AEROVATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40544	83-1377888
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Aerovate Therapeutics, Inc.

930 Winter Street, Suite M-500, Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(617) 443-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVTE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

Sales Pursuant to At-the-Market Offering Program

On June 21, 2023, Aerovate Therapeutics, Inc. (the “Company”) closed on the sale and issuance of an aggregate of 2,662,721 shares (the “Shares”) raising aggregate proceeds of approximately $44.9 million after deducting fees payable to BofA Securities, Inc. (“BofA”), but before deducting legal fees associated with the Company’s existing “at-the-market” program (the “ATM Program”) with BofA and prior “at-the-market” program with Jefferies LLC. The Shares were sold on June 16, 2023 pursuant to the ATM Program with BofA under which the Company may offer and sell, from time to time at its discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 through BofA as its sales agent or to BofA as principal for its own account pursuant to that certain ATM Equity OfferingSM Sales Agreement, by and between the Company and BofA, dated as of April 5, 2023. The Shares were issued and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-266883) previously filed by the Company and declared effective by the Securities and Exchange Commission (the “SEC”) on August 23, 2022. A prospectus supplement related to the ATM Program was filed with the SEC on April 5, 2023. As of June 21, 2023 and after the transactions described above, there were 27,601,098 shares of the Company’s Common Stock outstanding.

Projected Cash Runway

The Company believes that the proceeds from the recent sales under the ATM Program, combined with its existing cash, cash equivalents and available-for-sale securities, are sufficient to fund its operations into 2026, based on its current operating plan. This statement is based on management’s current expectations and involves risks and uncertainties. Actual results and performance could differ materially from this estimate. Disclosure regarding such risks and uncertainties is included in the Company’s most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC.

Cautionary Note Regarding Forward-Looking Statements

This 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “strategy,” “should,” “target,” “will,” “would” and similar expressions regarding future periods. These forward-looking statements include, but are not limited to, statements regarding the Company’s belief that it will have capital to fund operations into 2026. Any forward-looking statements in this 8-K are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this 8-K, including, without limitation, those risks and uncertainties set forth more fully under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerovate Therapeutics, Inc.

Date: June 21, 2023	By:	/s/ George A. Eldridge
George A. Eldridge
Chief Financial Officer